Exhibit 99.1
FOR IMMEDIATE RELEASE

Press Contacts:	Ernie Knewitz
(732) 524-6623
(917) 697-2318 (M)

Investor Contacts:	Joseph J. Wolk	Lesley Fishman
	(732) 524-1142	(732) 524-3922

Johnson & Johnson Announces Retirement of Group Worldwide Chairman, Sandra E. Peterson

New Brunswick, NJ June 22, 2018 -- Johnson & Johnson announced today that Sandra (Sandi) E. Peterson, Group Worldwide Chairman for Johnson & Johnson, has announced her plans to retire from J&J effective October 1, 2018.

During her career at Johnson & Johnson, Ms. Peterson exercised strong portfolio discipline in the businesses she has led, clarifying priority markets and segments, and shepherding numerous deals, acquisitions and divestitures. During her tenure, the Consumer business performance showed solid improvement, the U.S. OTC business was restored to growth, and the Vision Care business regained market leadership in contact lenses and has become a leader in eye health. In the past year, the Medical Device sector has made progress strengthening its foundation to improve performance and accelerate growth. Sandi has been instrumental in developing new partnerships in the areas of data science and technology for J&J.

“Sandi’s global mindset and passion for people have been hallmarks of her career, and influenced the work she’s done to better enable us to meet the needs of patients and consumers around the world,” said Alex Gorsky, Chairman and Chief Executive Officer of Johnson & Johnson. “Sandi has been a dynamic business partner and inspirational leader, and I wish her all the best in this new chapter of her life.”

Ms. Peterson joined Johnson & Johnson in December of 2012. Prior to joining the Company, she was Chairman & Chief Executive Officer of Bayer CropScience AG in Germany. She had previously served as CEO of Bayer Medical Care and president of Bayer HealthCare AG’s Diabetes Care Division. Earlier, Sandi held leadership roles at Medco Health Solutions (previously known as Merck-Medco), Nabisco, Whirlpool Corporation and McKinsey & Company.

Ms. Peterson is presently a member of the board of directors of Microsoft, and a member of the Board of Trustees of the Institute for Advanced Study, one of the world’s leading centers for theoretical research and intellectual inquiry. She is also a Trustee of The American Academy in Berlin, a research and cultural institution focused on fostering a greater understanding and dialogue between citizens of the U.S. and Germany.

The company has separately announced a series of additional leadership changes to ensure seamless transition in the leadership of Ms. Peterson’s areas of accountability within the business.

About Johnson & Johnson

At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.

Note to Investors Concerning Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. A list and descriptions of risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in the Company’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information, or future events or developments.
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